EXHIBIT 5.1



                                                              December 23, 1997


Engle Homes, Inc.
123 N.W. 13th Street
Boca Raton, Florida  33432

           Re:       ENGLE HOMES, INC.
                     REGISTRATION STATEMENT ON FORM S-2 (FILE NO. 333-40741)

Ladies and Gentlemen:

         We have acted as counsel to Engle Homes, Inc., a Florida corporation (the "Company"), in connection with the proposed public offering of $75,000,000 aggregate principal amount of the Company's Senior Notes due 2007 (the "Notes") to be issued under an indenture (the "Indenture") to be entered into among the Company, certain subsidiaries of the Company party thereto (the "Guarantors") and American Stock Transfer & Trust Company, as Trustee (the "Trustee"). The Notes are proposed to be guaranteed (the "Guarantees") by the Guarantors.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-2 (File No. 333-40741) as filed with the Securities and Exchange Commission (the "Commission") on November 21, 1997 and Amendment No. 1 thereto as filed with the Commission on December 23, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Company, as issuer, the Guarantors and Smith Barney Inc., as underwriter (the "Underwriter"), filed as an exhibit to the Registration Statement, (iii) the form of the Indenture filed as an exhibit to the Registration Statement; (iv) the form of the Notes and Guarantees; (v) the Company's and each of the Guarantors' Articles of Incorporation or other corporate charter, as presently in effect; (vi) the By-Laws of the Company and each of the Guarantors, as presently in effect; (vi) certain resolutions of the Boards of Directors of the Company and the Guarantors relating to the issuance and sale of the Notes and the Guarantees, respectively, and related matters; and (vii) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained.

         In making the foregoing examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or


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photostatic copies and the authenticity of the originals of such latter documents. As to various questions of fact material to this opinion, we have relied, to the extent we deemed appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

         Members of our firm are admitted to the bar in the State of Florida and we do not express any opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the interest rate, maturity, redemption and other terms of the Notes as well as the price at which the Notes are to be sold to the Underwriter pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Notes have been approved by the Company's Board of Directors; (iii) the Indenture and the Underwriting Agreement have been duly executed and delivered; and (iv) the Notes and the Guarantees have been duly executed, authenticated and delivered in accordance with the terms of the Indenture and delivered to and paid for by the Underwriter as contemplated by the Underwriting Agreement:

         1. The Notes will be valid and binding obligations of the Company entitled to the benefits of, and subject to the terms and conditions of, the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

         2. The Guarantees will be valid and binding obligations of the Guarantors entitled to the benefits of, and subject to the terms and conditions of, the Indenture and enforceable against the Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity)

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                             Very truly yours,


                                             /s/ Greenberg Traurig Hoffman
                                             Lipoff Rosen & Quentel, P.A.